Exhibit 99. 1

NEWS RELEASE

7007 Pinemont Drive

Houston, TX 77040 USA

Contact: Rick Wheeler

President & CEO

TEL: 713.986.4444

FAX: 713.986.4445

FOR IMMEDIATE RELEASE

Geospace Technologies Reports First Quarter 2019 Results

and Conference Call Schedule

Houston, Texas – January 28, 2019G – Geospace Technologies (NASDAQ: GEOS) today announced that it will release first quarter 2019 financial results on Tuesday, February 5, 2019 after the market closes. In conjunction with the release, Geospace has scheduled a conference call for Wednesday, February 6, 2019 at 10:00 a.m. Eastern Time (9:00 a.m. Central).

What:	Geospace Technologies First Quarter 2019 Conference Call
When:	Wednesday, February 6, 2019 at 10:00 a.m. Eastern Time (9:00 a.m. Central)
How:

Live via phone – U.S. participants can dial toll free (877) 876-9173. International participants can dial (785) 424-1667. Please reference the Geospace Technologies conference ID: GEOSQ119 prior to the start of the conference call.

For those who cannot listen to the live call, a replay will be available for approximately 60 days and may be accessed through the Investor Relations tab of our website: www.geospace.com.

Geospace Technologies Corporation principally designs and manufactures seismic instruments and equipment. We primarily market our seismic products to the oil and gas industry to locate, characterize and monitor hydrocarbon producing reservoirs. We also market our seismic products to other industries for vibration monitoring, border and perimeter security and various geotechnical applications. We design and manufacture other products of a non-seismic nature, including water meter products, imaging equipment and offshore cables.